                                                                                                      EXHIBIT 23(d)

                                               AMENDED AND RESTATED
                                           INVESTMENT ADVISORY AGREEMENT

         AGREEMENT, made, the 1st day of January, 2005, by and between OPPENHEIMER MAIN STREET(R)OPPORTUNITY FUND, a Massachusetts business trust (hereinafter referred to as the "Fund"), and OPPENHEIMERFUNDS, INC. (hereinafter referred to as "OFI").

         WHEREAS, the Fund is an open-end, diversified management investment company registered as such with the Securities and Exchange Commission (the "Commission") pursuant to the Investment Company Act of 1940 (the
"Investment Company Act"), and OFI is an investment adviser registered as such with the Commission under the
Investment Advisers Act of 1940; and

         WHEREAS, the Fund desires that OFI shall act as its investment adviser pursuant to this Agreement, which amends and restates the Investment Advisory Agreement dated June 27, 2000 by and between the Fund and OFI;

         NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, it is agreed by and between the parties, as follows:

1.       General Provisions:
         ------------------

                  The Fund hereby employs OFI and OFI hereby undertakes to act as the investment adviser of the Fund and to perform for the Fund such other duties and functions as set forth in this Agreement. OFI shall, in all matters, give to the Fund and its Board of Trustees (the "Trustees") the benefit of its best judgement, effort, advice and recommendations and shall, at all times conform to, and use its best efforts to enable the Fund to conform to: (i) the provisions of the Investment Company Act and any rules or regulations thereunder; (ii) any other applicable provisions of state or Federal law; (iii) the provisions of the
Declaration of Trust and By-Laws of the Fund as amended from time to time; (iv) policies and determinations of the Trustees; (v) the fundamental policies and investment restrictions of the Fund as reflected in the registration statement of the Fund under the Investment Company Act or as such policies may, from time to time, be amended; and (vi) the Prospectus and Statement of Additional Information of the Fund in effect from time to time. The appropriate officers and employees of OFI shall be available upon reasonable notice for consultation with any of the Trustees and officers of the Fund with respect to any matters dealing with the business and affairs of the Fund, including the valuation of portfolio securities of the Fund which are either not registered for public sale or not traded on any securities market.

2.       Investment Management:
         ----------------------

                  (a) OFI shall, subject to the direction and control by the Trustees: (i) regularly provide investment advice and recommendations to the Fund with respect to the investments, investment policies and the purchase and sale of securities and other investments for the Fund; (ii) supervise continuously the investment program of the Fund and the composition of its portfolio and determine what securities shall be purchased or sold by the Fund; and (iii) arrange, subject to the provisions of paragraph 7 hereof, for the purchase and sale of securities and other investments for the Fund.

                  (b)  Provided  that the Fund shall not be required to pay any  compensation  for  services  under this  Agreement  other than as provided by the terms of the Agreement and subject to the  provisions of paragraph 7 hereof, OFI may obtain investment  information,  research or assistance from any other person, fm or corporation to supplement,  update or otherwise improve its investment  management services,  including entering into sub-advisory agreements with other affiliated or unaffiliated registered investment advisors to obtain specialized services.

                  (c) Provided  that nothing  herein shall be deemed to protect OFI from willful  misfeasance,  bad faith or gross  negligence in the  performance of its duties,  or reckless  disregard of its obligations and duties under this  Agreement,  OFI shall not be liable for any loss  sustained by reason of good faith errors or omissions in connection with any matters to which this Agreement relates.

                  (d) Nothing in this  Agreement  shall  prevent OFI or any entity  controlling,  controlled by or under common  control  with OFI or any officer  thereof from acting as  investment  adviser for any other  person, firm or  corporation  or in any way limit or  restrict  OFI or any of its  directors,  officers,  stockholders  or employees  from buying,  selling or trading any  securities or other  investments  for its or their own account or for the account of others for whom it or they may be acting,  provided  that such  activities  will not  adversely affect or otherwise impair the performance by OFI of its duties and obligations under this Agreement.

3.       Other Duties of OFI:
         --------------------

                  OFI shall, at its own expense,  provide and supervise the activities of all  administrative  and clerical  personnel as shall be required to provide effective  corporate  administration  for the Fund,  including the  compilation  and  maintenance  of such records with respect to its  operations as may reasonably be required;
the  preparation  and  filing of such  reports  with  respect  thereto  as shall be  required  by the  Commission;
composition  of periodic  reports with respect to  operations  of the Fund for its  shareholders;  composition  of proxy materials for meetings of the Fund's  shareholders;  and the composition of such registration  statements as may be  required by Federal  and state  securities  laws for  continuous  public  sale of Shares of the Fund.  OFI shall, at its own cost and expense, also provide the Fund with adequate office space, facilities and equipment.

         4.       Allocation of Expenses:
                  -----------------------

                  All other costs and expenses of the Fund not expressly  assumed by OFI under this Agreement,  or to be paid by the  Distributor of the Shares of the Fund,  shall be paid by the Fund,  including,  but not limited to: (i)  interest,  taxes and  governmental  fees;  (ii)  brokerage  commissions  and other  expenses  incurred in acquiring or disposing of the portfolio  securities and other  investments of the Fund;  (iii) insurance  premium
                                                                                                          --------
for fidelity  and other  coverage  requisite to its  operations;  (iv)  compensation  and expenses of its Trustees other than those  affiliated with OFI; (v) legal and audit  expenses;  (vi) custodian and transfer agent faces and expenses;  (vii) expenses  incident to the redemption of its Shares;  (viii) expenses  incident to the issuance of its Shares against payment  therefor by or on behalf of the  subscribers  thereto;  (ix) fees and expenses,  other than as herein above provided,  incident to the registration  under Federal  securities laws of Shares of the Fund for public sale; (x) expenses of printing and mailing  reports,  notices and proxy  materials to  shareholders  of the Fund;  (xi)  except  as noted  above,  all  other  expenses  incidental  to  holding  meetings  of the  Fund's shareholders;  and (xii) such extraordinary  nonrecurring expenses as may arise,  including litigation,  affecting the Fund  thereof and any legal  obligation  which the Fund may have to indemnify  its officers and Trustees  with respect  thereto.  Any  officers or employees of OFI (or any entity  controlling,  controlled  by, or under common control  with  OFI) who also  serve  as  officers,  Trustees  or  employees  of the Fund  shall  not  receive  any compensation from the Fund for their services.

5.       Compensation of OFI:
         --------------------

                  The Fund agrees to pay OFI and OFI agrees to accept as full  compensation  for the  performance of all functions  and duties on its part to be performed  pursuant to the  provisions  hereof,  a management  fee computed on the  aggregate  net assets of the Fund as of the close of each  business  day and payable  monthly at the  following  rates:  0.75% of the first $200  million of average  annual net assets of the Fund,  0.72% of the next $200 million,  0.69% of the next $200 million,  0.66% of the next $200 million,  and 0.60% of average annual net assets in excess of $800 million.

         6.       Use of Names "Main Street" and "Oppenheimer":
                  ---------------------------------------------

                  OFI hereby  grants to the Fund a  royalty-free,  non-exclusive  license  to use the names  "Main
Street"  and  "Oppenheimer"  in the name of the Fund for the  duration of this  Agreement  and any  extensions  or renewals  thereof Such license may, upon  termination of this  Agreement,  be terminated by OFL in which event the
Fund shall promptly take whatever  action may be necessary to change its name and  discontinue  any further use of
                                                                             -
the names "Main  Street"  and  "Oppenheimer"  in the name of the Fund or  otherwise.  The names "Main  Street" and
"Oppenheimer"  may be used or licensed by OFI in connection with any of its activities,  or licensed by OFI to any other party.

         7.       Portfolio Transactions and Brokerage:
                  -------------------------------------

                  (a) OFI  (and  any Sub  Advisor)  is  authorized,  in  arranging  the  purchase  and  sale of the portfolio  securities  and other  investments  of the Fund to employ or deal with such  members  of  securities  or commodities exchanges,  brokers or dealers (hereinafter  "broker-dealers"),  including "affiliated"  broker-dealers
(as that term is defined in the  Investment  Company  Act), as may, in its best  judgment,  implement the policy of the Fund to obtain,  at  reasonable  expense,  the "best  execution"  (prompt and  reliable  execution  at the most favorable  security price  obtainable) of the portfolio  transactions of the Fund as well as to obtain,  consistent with the  provisions  of  subparagraph  (c) of this  paragraph  7, the benefit of such  investment  information  or research as will be of  significant  assistance to the  performance  by OFI (and any Sub Advisor) of its investment management functions.

                  (b)  OFI  (and  any  Sub  Advisor)  shall  select   broker-dealers   to  effect  the  portfolio
transactions  of the Fund on the basis of its estimate of their  ability to obtain best  execution of  particular and related  portfolio  transactions.  The abilities of a  broker-dealer  to obtain best  execution of particular portfolio  transaction(s)  will be judged by OFI (or any Sub  Advisor) on the basis of all  relevant  factors and considerations  including,  insofar as  feasible,  the  execution  capabilities  required by the  transaction  or transactions;  the ability and willingness of the  broker-dealer to facilitate the portfolio  transactions of the
Fund by  participating  therein  for its own  account;  the  importance  to the  Fund  of  speed,  efficiency  or confidentiality;  the broker-dealer's  apparent familiarity with sources from or to whom particular securities or other  investments  might be,  purchased or sold;  as well as any other  matters  relevant to the  selection of a broker-dealer for particular and related transactions of the Fund.

                  (c) OFI (and any Sub Advisor)  shall have  discretion,  in the interest of the Fund, to allocate brokerage on the portfolio  transactions  of the Fund to  broker-dealers,  other than  affiliated  broker-dealers, qualified to obtain best execution of such  transactions who provide  brokerage and/or research  services (as such services  are  defined in Section  28(e)(3) of the  Securities  Exchange  Act of 1934) for the Fund  and/or  other accounts for which OFI or its affiliates (or any Sub Advisor)  exercise  "investment  discretion" (as that term is defined  in  Section  3(a)(35)  of the  Securities  Exchange  Act of  1934)  and to  cause  the  Fund to pay  such broker-dealers  a commission  for effecting a portfolio  transaction  for the Fund that is in excess of the amount of  commission  another  broker-dealer  adequately  qualified  to effect such  transaction  would have charged for effecting  that  transaction,  if OFI (or any Sub Advisor)  determines,  in good faith,  that such  commission  is reasonable in relation to the value of the brokerage  and/or  research  services  provided by such broker-  dealer viewed in terms of either that  particular  transaction or the overall  responsibilities  of OFI or its affiliates
(or any Sub Advisor) with respect to accounts as to which they exercise  investment  discretion.  In reaching such determination,  OFI (or any Sub  Advisor)  will not be  required  to place or attempt  to place a specific  dollar value  on  the  brokerage  and/or  research  services  provided  or  being  provided  by  such  broker-dealer.  In demonstrating  that such  determinations  were made in good faith,  OFI (and any Sub Advisor) shall be prepared to show  that all  commissions  were  allocated  for  purposes  contemplated  by this  Agreement  and that the  total commissions  paid by the Fund over a  representative  period  selected by the Fund's  Trustees were  reasonable in relation to the benefits to the Fund.

                  (d) OFI (or any Sub  Advisor)  shall  have no duty or  obligation  to seek  advance  competitive bidding for the most favorable  commission rate applicable to any particular  portfolio  transactions or to select any  broker-dealer  on the  basis of its  purported  or  "posted"  commission  rate but  will,  to the best of its ability,  endeavor to be aware of the current level of the charges of eligible  broker-dealers and to minimize the
                                                                                                              -
expense  incurred  by the  Fund for  effecting  its  portfolio  transactions  to the  extent  consistent  with the interests and policies of the Fund as established by the  determinations  of the Board of Trustees of the Fund and the provisions of this paragraph 7.

                 (e) The  Fund  recognizes  that an  affiliated  broker-dealer:  (i) may act as one of the  Fund's regular brokers for the Fund so long as it is lawful for it so to act; (ii) may be a major recipient of brokerage  commissions  paid by the Fund; and (iii) may effect  portfolio  transactions  for the Fund only  if the  commissions,  fees  or  other  remuneration  received  or to be  received  by it are  determined  in accordance with  procedures  contemplated  by any rule,  regulation or order adopted under the Investment  Company
Act to be within the permissible level of such commissions.

         8.       Duration:
                  ---------

                  This  Agreement will take effect on the date first set forth above.  Unless  earlier  terminated pursuant  to  paragraph  10 hereof  this  Agreement  shall  remain in  effect  from year to year,  so long as such continuance  shall be  approved at least  annually  by the Fund's  Board of  Trustees,  including  the vote of the majority of the  Trustees of the Fund who are not parties to this  Agreement or  "interested  persons" (as defined in the  Investment  Company Act) of any such party,  cast in person at a meeting  called for the purpose of voting on  such  approval,  or by the  holders  of a  "majority"  (as  defined  in the  Investment  Company  Act)  of the outstanding voting securities of the Fund, and by such a vote of the Fund's Board of Trustees.

         9.       Disclaimer of Shareholder or Trustee Liability :
                  -----------------------------------------------

                  OFI  understands  and  agrees  that the  obligations  of the Fund under  this  Agreement  are not binding upon any  shareholder  or Trustee of the Fund  personally,  but bind only the Fund and the Funds  property;
OFI  represents  that it has  notice  of the  provisions  of the  Declaration  of  Trust  of the  Fund  disclaiming shareholder or Trustee liability for acts or obligations of the Fund.

         10.      Termination:
                  ------------

                  This  Agreement  may be  terminated  (i) by OFI at any time  without  penalty  upon  sixty  days'
written  notice to the Fund  (which  notice  may be waived by the  Fund);  or (ii) by the Fund at any time  without penalty upon sixty days' written  notice to OFI (which notice may be waived by OFI) provided that such  termination by the Fund shall be directed  or  approved  by the vote of a majority  of all of the  Trustees of the Fund then in office or by the vote of the holders of a "majority" of the outstanding  voting  securities of the Fund (as defined in the Investment Company Act).

         11.      Assignment or Amendment:
                  ------------------------

                  This Agreement may not be amended,  or the rights of OFI hereunder  sold,  transfen4  pledged or otherwise  in any  manner  encumbered  without  the  affirmative  vote or written  consent  of the  holders of the
"majority" of the outstanding  voting  securities of the Fund. This Agreement shall  automatically and immediately terminate m the event of its "assignment," as defined in the Investment Company Act.

         12.      Definitions:
                  ------------

                  The terms and provisions of the Agreement shall be interpreted and defined in a manner consistent with the provisions and definitions contained in the Investment Company Act.

                                                     OPPENHEIMER MAIN STREET OPPORTUNITY FUND

                                                     By: /s/ Robert G. Zack
                                                         -------------------------------
                                                            Robert G. Zack
                                                            Vice President and Secretary

                                                     OPPENHEIMERFUNDS, INC.

                                                     By: /s/  John V. Murphy
                                                         -------------------------------------------------
                                                            John V. Murphy
                                                            Chairman, President and Chief Executive Officer